UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
December 11, 2023

TOUGHBUILT INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38739	46-0820877
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8669 Research Drive
Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 528-3100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TBLT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company
☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 11, 2023, ToughBuilt Industries, Inc., a Nevada corporation (the “Company”), held its 2023 Annual Stockholders’ Meeting (the “Meeting”). As of the close of business on October 18, 2023, the record date for the determination of stockholders entitled to vote at the Meeting, there were 35,388,443 shares of the Company’s common stock, par value $0.0001 per share, and 35,388.444 shares of Series H Preferred Stock, par value $0.0001 per share, issued and outstanding.  Each share of common stock was entitled to one vote on each board nominee named in Proposal 1 and on each of Proposals 2, 3 and 4. Each share of Series H Preferred Stock was entitled to 1,000,000 votes on Proposals 2 and 4.  The Series H Preferred Stock had no voting power on Proposals 1 and 3.  Pursuant to the Certificate of Designation for the Series H Preferred Stock, the  outstanding shares of Series  H Preferred Stock were redeemed after the Meeting.

There being a quorum of the outstanding voting capital stock of the Company present either in person or by proxy at the Meeting, the following proposals were voted upon:

Proposal 1:
Election of Directors
. The election of five director nominees to serve on the Company’s board of directors until the Company’s 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Director Nominee	For	% Voted For	Withheld	% Voted Withheld
Michael Panosian	3,563,357	66.02%	1,833,254	33.97%
Robert Faught	4,085,150	75.69%	1,311,461	24.30%
Josh Keeler	4,097,117	75.92%	1,299,494	24.07%
Linda Moossaian	3,776,276	69.97%	1,620,335	30.02%
Chris Homeister	4,201,111	77.84%	1,195,500	22.15%
Total All Directors	19,723,011		7,260,044
Director Average	3,944,602		1,452,009
% Voted Of Average	73.09%		26.90%

Directors are elected by a plurality of the votes cast. Each of the above-director nominees was elected to serve on the board of directors of the Company until the Company’s 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Proposal 2:
Reverse Stock Split Proposal
. To amend the Company’s Articles of Incorporation, as amended, to, at the discretion of the board of directors of the Company, effect a reverse stock split of the Company’s issued and outstanding common stock at a ratio from 1-for-20 to 1-for-100, with the final ratio be determined at the discretion of the Company’s board of directors.

Shares	For	Against	Abstained/Withheld	Broker Non-Votes
Common Stock	8,600,413	5,244,946	156,330	0
Series H Preferred Stock	8,612,612,000	5,230,677,000	156,330
Total Shares Voted	8,621,212,413	5,235,921,946	158,556,330
% of Voted	62.21%	37.78%
% of Outstanding	61.41%	37.30%
% of Voted W/Abs/Whd	61.51%	37.35%	1.13%
% of Outstanding W/Abs/Whd	61.41%	37.30%	1.12%

The affirmative vote of the holders of a majority of the common stock and Series H Preferred Stock, voting together as a group, present in person or by proxy at the Meeting was required for approval of Reverse Stock Split Proposal. The Reverse Stock Split Proposal was approved by a majority of the common stock and Series H Preferred Stock present in person or by proxy at the Meeting.

Proposal 3:
Auditor Ratification Proposal
. To ratify the Board’s appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Shares	For	Against	Abstained/Withheld	Broker Non-Votes
Common Stock	12,329,505	898,923	773,261
% of Voted	93.20%	6.79%
% of Outstanding	34.84%	2.54%
% of Voted W/Abs/Whd	88.05%	6.42%	5.52%
% of Outstanding W/Abs/Whd	34.84%	2.54%	2.18%

The affirmative vote of the holders of a majority of the common stock present in person or by proxy at the Meeting was required for the ratification of Marcum LLP as the Company’s public accounting firm for the fiscal year ending December 31, 2023. Proposal 3 was approved by a majority of the common stock present in person or by proxy at the Meeting.

Proposal 4
.
Adjournment Proposal
. To permit the board to adjourn the Meeting to a later date or dates, if necessary, for the further solicitation and vote of proxies in the event there were not sufficient votes in favor of the Reverse Stock Split Proposal.

Shares	For	Against	Abstained/Withheld	Broker Non-Votes
Common Stock	10,245,011	3,294,879	461,799	0
Series H Preferred Stock	10,257,210,000	3,283,831,000	460,648,000
Total Shares Voted	10,267,455,011	3,287,125,879	461,109,799
% of Voted	75.74%	24.25%
% of Outstanding	73.14%	23.41%
% of Voted W/Abs/Whd	73.25%	23.45%	3.28%
% of Outstanding W/Abs/Whd	73.14%	23.41%	3.28%

The affirmative vote of the holders of a majority of the common stock and Series H Preferred Stock present in person or by proxy at the Meeting was required for approval. Proposal 4 was approved by a majority of the voting capital stock at the Meeting.

The results reported above are the final voting results. No other matters were considered or voted upon at the Meeting.

For more information about the Meeting and the proposals, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 30, 2023, the relevant portions of which are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUGHBUILT INDUSTRIES, INC.

Date: December 11, 2023	By:	/s/ Martin Galstyan
	Name:	Martin Galstyan
	Title:	Chief Financial Officer